         This Warrant has not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws, and may not be sold or transferred unless such sale or transfer is in accordance with the registration requirements of the Act and applicable laws or the Company has received an opinion of counsel reasonably satisfactory to it that an exemption from the registration requirements of the Act and applicable laws is available with respect thereto.

                       STARGUIDE DIGITAL NETWORKS, INC.
                         COMMON STOCK PURCHASE WARRANT

Warrant No. __                          2,250,000 Shares of Class B Common Stock

     1.   Issuance. This Warrant is issued to Scott K. Ginsburg by StarGuide
          --------
Digital Networks, Inc., a Nevada corporation (hereinafter with its successors called the "Company"), on this ___ day of __________, 2000.

     2.   Purchase Price, Number of Shares. At any time after the date hereof
          --------------------------------
but before the expiration hereof, the registered holder of this Warrant (the "Holder"), shall be entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the office of the Company, to purchase up to 2,250,000 shares of Class B Common Stock of the Company, $.001 par value per share (the "Common Stock"), at an exercise price (the "Purchase Price") equal to $2.50 per share.

     3.   Payment of Purchase Price. The Purchase Price may be paid (i) in cash
          -------------------------
or by cashier's check; (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender; (iii) through delivery by the Holder to the Company of other securities issued by the Company, with such securities being credited against the Purchase Price in an amount equal to the fair market value thereof, as determined in good faith by the Board of Directors of the Company; or (iv) by any combination of the foregoing.

     4.   Partial Exercise. This Warrant may be exercised in part, and the
          ----------------
Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

     5.   Net Issue Exercise. Notwithstanding any provisions herein to the
          ------------------
contrary, if the fair market value of one share of Common Stock is greater than the Purchase Price for one share of Common Stock (at the date of calculation, as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company, together with the properly endorsed Warrant Certificate, substantially in the form as attached hereto, in which event the Company shall issue to the Holder that number of shares of Common Stock computed using the following formula:

                               WS = WCS (FMV-PP)
                                    -----------
                                       FMV

WHERE:

               WS   equals the number of Warrant Shares to be issued to the
Holder;

               WCS equals the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation);

               FMV equals the Fair Market Value (as defined below) of one share of Common Stock (at the date of such calculation); and

               PP equals the per share Purchase Price (as adjusted to the date of such calculation) of the Warrant.

As used in this Section, the term "Fair Market Value" of each Share as of any date shall be determined as follows: (A) if the parties hereto can agree on the Fair Market Value, such agreed upon value shall constitute the Fair Market Value; (B) if the parties cannot reach an agreement as to the Fair Market Value within five business days from the start of negotiations, then such parties shall jointly appoint an appraiser to determine the Fair Market Value.

     6.   Issuance Date. The person(s) in whose name(s) any certificate
          -------------
representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

     7.   Expiration Date; Lock-Up. This Warrant shall expire and be void at the
          ------------------------
earlier of (i) the close of business on March 1, 2005; (ii) the closing of an offering of shares of the Company's capital stock to the public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933, as amended. If any portion of this Warrant is timely exercised, the shares of Common Stock obtained pursuant to such exercise shall, at the request of the underwriters of such an offering, be subject to a prescribed lock-up period during which the shares of Common Stock will not be offered, sold, pledged, or otherwise directly or indirectly disposed of without the prior written consent of the underwriters.

     8.   Reserved Shares; Valid Issuance. The Company covenants that it will at
          -------------------------------
all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that, assuming the receipt by the Company of the consideration therefor, such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

     9.   Dividends. If after the date hereof the Company shall subdivide the
          ---------
Common Stock, by split-up or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

     10.  Mergers and Reclassifications. If at any time after the date hereof
          -----------------------------
there shall be any reclassification, capital reorganization, or change of the Common Stock (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale, or conveyance, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale, or conveyance by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger, sale, or conveyance, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.

     11.  Fractional Shares; Certificate of Adjustment. In no event shall any
          --------------------------------------------
fractional share of Common Stock be issued upon any exercise of this Warrant. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of its Chief Financial Officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

     12.  Notices of Certain Record Dates. In the event of (i) any taking by the
          -------------------------------
Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; (ii) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or (iii) any voluntary or involuntary dissolution, liquidation, or winding-up of the Company; then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (a) the date on which any such record is to be taken for the purpose of such dividend, distribution, or right, and stating the amount and character of such dividend, distribution, or right; or (b) the date on which any such reclassification, reorganization, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

     13.  Piggyback Registration. The provisions of this Section 13 shall apply
          ----------------------
with respect to both this Warrant and shares issued upon exercise to this Warrant (the "Registrable Securities").

     (a)  Notice of Piggyback Registration. Subject to the exceptions and
          --------------------------------
limitations contained herein, if, at any time or from time-to-time, the Company shall Register any of its securities, either for its own account or for the account of a security holder or holders (other than a Registration relating solely to a transaction described in Rule 145 under the Securities Act, a Registration on Form S-8, or an initial public offering) the Company will: (i) promptly give the Holder written notice thereof (which notice shall include a list of jurisdictions in which the Company intends to attempt to qualify such securities under applicable Blue Sky or other state securities laws), and (ii) include in such Registration (and any related registration and/or qualification under the applicable Blue Sky or other state securities laws), and in any Underwritten

Offering pursuant to such Registration, all Registrable Securities specified in a written request or requests delivered to the Company by the Holder within twenty (20) days after receipt of such written notice from the Company by the Holder.

     (b)  Piggyback Registration in Underwritten Offerings.
          ------------------------------------------------

          (i) Notice of Underwritten Offering. If the Registration of which the Company gives notice is for an Underwritten Offering commenced at the election of the Company, the Company shall so advise the Holder as part of the written notice given pursuant to Section 13(a). In such event, the right of the Holder to Registration shall be conditioned upon there being an Underwritten Offering, and the inclusion of the Holder's Registrable Securities in such Registration and Underwritten Offering to the extent provided in and in compliance with this Section 13. If Holder proposes to distribute its securities through such Underwritten Offering, Holder shall (together with the Company and any other holders distributing securities through such underwriting) enter into an underwriting agreement containing the terms and conditions agreed to by the Company. Possession of this Warrant alone shall give the Holder no right to participate in the selection of underwriters for an offering pursuant to this
Section 13(b).

          (ii) Marketing Limitation in Piggyback Registration. In the event the representative of the underwriters in any Underwritten Offering advises the Company in writing that market factors (including, without limitation, the aggregate number of shares of Common requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities in the Underwritten Offering) require a limitation of the shares to be offered and sold in the Underwritten Offering, then the number of shares to be excluded from the Underwritten Offering shall be determined in the following order: (i) first, securities held by persons who are not contractually entitled to be included in the Registration; and (ii) second, securities (other than preferred stock of the Company or securities convertible therefrom) that are contractually entitled to be included in the Registration, including securities Registrable pursuant to this Section 13; and (iii) third, securities represented by preferred stock of the Company, if any, or shares convertible therefrom, that are entitled to be included in the Registration. Any partial reduction in the number of shares or securities included in the Underwritten Offering affecting any of the three (3) classes set forth in the immediately preceding sentence shall be allocated among the persons in any such class pro rata, as nearly as practicable, based on the number of Registrable Securities held by each persons and included in the Registration as a percentage of the aggregate Registrable Securities held by all persons and included in the Registration.

          (iii) Withdrawal in Piggyback Registration. If the Holder exercises piggyback registration rights pursuant to this Section 13 and shall disapprove of the proposed terms of any Underwritten Offering, he may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least five business days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such Underwritten Offering shall be withdrawn from such Registration.

     (c)  Blue Sky in Piggyback Registration. In the event of any Registration
          ----------------------------------
of Registrable Securities pursuant to this Section 13, the Company will use its best efforts to register and/or qualify the securities covered by the Registration Statement under the securities or Blue Sky laws of such jurisdiction as shall be reasonably appropriate for the distribution of the Registrable Securities.

     (d)  Right to Terminate Registration. The Company shall have the right to
          -------------------------------
terminate or withdraw any Registration initiated by it that triggers piggyback registration rights pursuant to this Section 13 prior to the effectiveness of such Registration, whether or not the Holder has elected to include securities in such registration.

     14.  Warrant Register. The Company will maintain a register containing the
          ----------------
names and addresses of the registered holders of warrants issued by the Company. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

     15.  Substitute Warrants. If this Warrant is mutilated, lost, stolen, or
          -------------------
destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant; or (ii) in lieu of any Warrant lost, stolen, or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company.

     16.  No Impairment. The Company will not, by amendment of its Articles of
          -------------
Incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

     17.  Miscellaneous. The provisions and terms of this Warrant (i) shall be
          -------------
governed by and construed in accordance with the internal laws of the State of Nevada; (ii) shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives, and permitted assigns; (iii) subject to the terms hereof, may be amended, modified, or waived only with the written consent of the Company and the Holder;
(iv) shall, if any terms hereof are found unenforceable by a legally empowered court or agency, be deemed modified to the extent necessary to become enforceable; and (v) constitute the entire agreement of the parties with respect to the transactions contemplated herein.

     IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be executed by its duly authorized officer, under seal, as of the date above written.

                                           STARGUIDE DIGITAL NETWORKS, INC.


                                           By: ______________________________
                                               Name:
                                               Title:
ATTEST:


______________________________
Name:
Title:

                             FORM OF SUBSCRIPTION

To:  STARGUIDE DIGITAL NETWORKS, INC.                      Date: _______________

     The undersigned hereby subscribes for _______________ shares of Common Stock covered by this Warrant. The certificates for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

                                                  ______________________________
                                                  Signature

                                                  ______________________________
                                                  Name for Registration

                                                  ______________________________
                                                  Mailing Address

                                                  ______________________________



                                  *    *    *



                              FORM OF ASSIGNMENT

     For value received, the undersigned hereby sells, assigns and transfers unto ____________________________________________ the Warrant attached hereto and does hereby irrevocably constitute and appoint ____________________________________________ its attorney to transfer the
Warrant on the books of Starguide Digital Networks, Inc. with full power of substitution on the premises.



                                                  ______________________________
                                                  Signature

                                                  ______________________________
                                                  Date

______________________________
Witness